Exhibit 10.1

Leslie J. Browne, Ph.D.
President and Chief Executive Officer

July 13, 2005

C. David Nicholson, BSc, Ph.D.

Executive Vice President

Organon International, Inc.

56 Livingston Avenue

Roseland, NJ 07068

Re:                               Collaboration and License Agreement, dated February 25, 2002 (the “Agreement”), between Pharmacopeia Drug Discovery, Inc. (f/k/a Pharmacopeia, Inc.) (“Pharmacopeia”) and N.V. Organon (“Organon”)

Dear David:

I am writing to follow up on the productive meeting we held last week and in particular on our discussions concerning certain timing aspects of the Agreement.

Pharmacopeia and Organon hereby agree to amend and restate Section 15.3.3(a)(ii) of the Agreement as follows:

“(ii) in the case of Research Year Three, Pharmacopeia has failed to deliver a cumulative total of three (3) Lead Series (with demonstrated progress towards one additional Lead Series) by December 30, 2005.”

Pharmacopeia and Organon further agree that in the event Organon terminates the Research Collaboration (as defined in the Agreement) pursuant to Section 15.3.3(a)(ii) (as amended hereby) on or prior to December 31, 2005, Organon shall be permitted to take a credit of up to One Million Two Hundred and Twenty-Eight Thousand Dollars ($1,228,000) with respect to any payments due after December 31, 2005 from Organon to Pharmacopeia under Section 7.1.1 of the Agreement.

Please have Organon execute this letter below to confirm Organon’s agreement with the matters set forth herein.

Please let me know if you have any questions concerning this letter.  I look forward to further conversations about how Pharmacopeia and Organon can work together to build value for each other.

Very truly yours,

/s/ Leslie J. Browne

Leslie J. Browne

ACKNOWLEDGED, AGREED AND ACCEPTED

THIS 18TH DAY OF JULY, 2005

N.V. ORGANON

By:	/s/ J.H. Dopper
Name:	Dr. J.H. Dopper
Title:	General Manager, N.V. Organon

By:	/s/ A.W.M. Rijnders
Name:	Dr. A.W.M. Rijnders
Title:	VP Research, N.V. Organon OSS

cc:	Akzo Nobel Nederland B.V., Legal Affairs Department